Exhibit 99.1

For Immediate Release

PriceSmart Announces First Quarter Results and December Sales

SAN DIEGO, CA (January 10, 2005) - PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the first quarter of fiscal year 2005, which ended November 30, 2004, and December 2004 sales results.

For the first quarter of fiscal year 2005, total revenues increased 5.9% to $156.7 million from $148.0 million in the first quarter of fiscal year 2004. Net warehouse club sales increased 6.5% to $153.0 million in the current quarter from $143.7 million in the first quarter of fiscal year 2004. The Company had an operating profit of $1.8 million in the quarter compared to an operating loss of $4.0 million in the first quarter last year. First quarter fiscal 2005 net loss attributable to common stockholders was $2.5 million or ($0.24) per diluted share compared to a net loss attributable to common stockholders of $7.0 million or ($0.99) per diluted share in the first quarter of fiscal 2004.

The Company had 26 warehouse clubs in operation at the end of the first quarter (excluding 3 unconsolidated warehouse clubs in Mexico that are owned through a 50/50 joint venture). In the comparable period a year ago, the Company also had 26 warehouse clubs in operation (excluding 3 unconsolidated warehouse clubs in Mexico). During the quarter, the Company announced that it had entered into an agreement to acquire land in San Jose, Costa Rica for a planned fourth location in that market, which the Company plans to open in the second half of calendar year 2005.

Commenting on the results for the quarter, Robert Price, Chairman and Interim Chief Executive Officer, said, “We have begun the new fiscal year in a positive direction. I am encouraged by the growth in sales in the first quarter and the sales results for December. Although there was a net loss of $2.5 million for the quarter, our company registered an operating profit of $1.8 million compared to an operating loss of $4.0 million in last year’s first quarter. It is important to keep in mind that we still have many challenges in certain operations including Mexico and the Philippines. The financial program, debt restructuring and rights offering, announced in September is on track. We expect to raise at least $25 million in additional capital from the rights offering which will further strengthen the Company’s balance sheet. I would also like to briefly address some misleading reports that are circulating in the Philippines regarding our operations there. PriceSmart employs approximately 500 people in the country and considers the Philippines a key market. We have no plans to close any PriceSmart warehouses in the Philippines and reports that suggest otherwise are baseless.”

Additionally, the Company announced that for the month of December 2004, net sales increased 8.5% to $78.6 million from $72.4 million in December a year earlier. For the four months ended December 31, 2004, net sales increased 6.9% to $231.9 million from $217.0 million in the same period last year.

For the four weeks ended January 2, 2005, comparable warehouse sales for warehouse clubs open at least 12 full months increased 8.4% compared to the same four-week period last year. For the seventeen weeks ended January 2, 2005, comparable warehouse sales for stores open at least 12 full months increased 7.4%.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America, the Caribbean, and Asia, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 26 warehouse clubs in 12 countries and one U.S. territory (four each in Panama and the Philippines; three in Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

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January 10, 2005

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had a substantial loss in fiscal 2003, in fiscal 2004 and the first quarter of fiscal 2005 and may continue to incur losses in future periods; the Company is required to comply with financial covenants governing its outstanding indebtedness and is out of compliance with certain covenants, which gives lenders the right to accelerate the Company’s indebtedness; the Company’s financial performance is dependent on international operations; any failure by the Company to manage its widely dispersed operations could adversely affect its business; although the Company has taken steps to significantly improve its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company is currently defending litigation relating to its financial restatement; the Company faces significant competition; the Company may encounter difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the success of the Company’s business requires effective assistance from local business people; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K for the fiscal year ended August 31, 2004 filed pursuant to the Securities Exchange Act of 1934 on November 24, 2004. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts have been reclassified to conform to the current period presentation.

For further information, please contact Robert E. Price, Interim Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

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PriceSmart, Inc. News Release (Continued)	Page 3
January 10, 2005

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended November 30,
	2004	2003
Revenues:
Sales:
Net warehouse	$153,026	$143,741
Export	233	505
Membership income	2,362	2,113
Other income	1,100	1,600

Total revenues	156,721	147,959

Operating expenses:
Cost of goods sold:
Net warehouse	129,522	125,623
Export	228	514
Selling, general and administrative:
Warehouse operations	19,728	20,423
General and administrative	5,092	5,166
Preopening expenses	—	10
Closure costs	367	220

Total operating expenses	154,937	151,956

Operating income (loss)	1,784	(3,997)

Other income (expense):
Interest income	596	636
Interest expense	(2,926)	(2,849)
Other income (expense)	(119)	(91)

Total other expense	(2,449)	(2,304)

Loss before (provision) benefit for income taxes, losses of unconsolidated affiliate and minority interest	(665)	(6,301)
(Provision) benefit for income taxes	(705)	52
Losses of unconsolidated affiliate	(454)	(404)
Minority interest	(52)	512

Net income (loss)	(1,876)	(6,141)

Preferred dividends	648	840
Net loss attributable to common stockholders	$(2,524)	$(6,981)

Loss per share – common stockholders:
Basic	$(0.24)	$(0.99)
Diluted	$(0.24)	$(0.99)

Shares used in per share computation:
Basic	10,311	7,079
Diluted	10,311	7,079

PriceSmart, Inc. News Release (Continued)	Page 4
January 10, 2005

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30, 2004	August 31, 2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,705	$34,410
Short-term restricted cash	7,287	7,255
Receivables, net of allowance for doubtful accounts of $2,514 and $1,550, respectively	1,662	2,196
Merchandise inventories	86,637	62,820
Prepaid expenses and other current assets	10,888	10,185

Total current assets	119,179	116,866

Long-term restricted cash	22,040	28,422
Property and equipment, net	176,083	173,420
Goodwill, net	23,071	23,071
Deferred tax asset	15,718	16,009
Other assets	7,632	7,650
Long-term receivables from unconsolidated affiliate	1,435	1,316
Investment in unconsolidated affiliate	8,794	9,254

Total Assets	$373,952	$376,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$13,901	$13,412
Accounts payable	69,726	56,148
Accounts payable to and advances received from related party	3,012	20,273
Accrued salaries and benefits	4,802	4,496
Deferred membership income	4,671	4,173
Income taxes payable	1,908	747
Deferred tax liability	584	592
Other accrued expenses	9,435	15,972
Long-term debt, current portion	15,433	16,503

Total current liabilities	123,472	132,316
Deferred rent	1,373	1,260
Accrued closure costs	3,955	3,932
Long-term debt, related party	—	25,000
Long-term debt, net of current portion	64,458	82,138

Total liabilities	193,258	244,646

Minority interest	3,570	3,483
Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $.0001 par value (stated at cost), 2,000,000 shares authorized;
Series A convertible preferred stock–20,000 shares designated, 0 and 20,000 shares issued and outstanding, respectively (liquidation preference of $0 and $21,867, respectively)	—	19,914
Series B convertible preferred stock–30,000 shares designated, 0 and 22,000 shares issued and outstanding, respectively (liquidation preference of $0 and $24,014, respectively)	—	21,975
Common stock, $.0001 par value, 45,000,000 shares authorized;
17,961,452 and 7,775,655 shares issued and outstanding, respectively	2	1
Additional paid-in capital	262,574	170,255
Tax benefit from exercise of stock options	3,379	3,379
Notes receivable from stockholders	(30)	(33)
Deferred compensation	(1,712)	(1,932)
Accumulated other comprehensive loss	(17,199)	(18,314)
Accumulated deficit	(60,426)	(57,902)
Less: treasury stock at cost; 435,845 shares, respectively	(9,464)	(9,464)

Total stockholders’ equity	177,124	127,879

Total Liabilities and Stockholders’ Equity	$373,952	$376,008